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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         This Employment Agreement dated as of the 11th day of October, 1999, is between Thousand Trails, Inc., a Delaware Corporation (the "Corporation"), and Bryan D. Reed, a resident of Dallas, Texas (the "Executive").

         The Corporation desires to employ the Executive as Vice President and Chief Financial and Accounting Officer of the Corporation and of its subsidiaries, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

         The Corporation, through its Board of Directors, has determined that in view of the knowledge, expertise and experience of the Executive, the future service of the Executive as an employee of the Corporation is expected to be of great value to the Corporation and its subsidiaries.

         Accordingly, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive hereby agree as follows:

      SECTION 1.  EMPLOYMENT.

      (a) Subject to the terms and conditions of this Employment Agreement, the Corporation will employ the Executive, and the Executive will serve the Corporation, in the Designated Offices (as hereinafter defined) for the Term of Employment (as defined in paragraph (a) of Section 5 hereof).

      (b) As used in this Employment Agreement, the term "Designated Offices" shall mean the offices of Vice President and Chief Financial and Accounting Officer of the Corporation and its subsidiaries or, with the prior written consent of the Executive, a higher office (if any) of the Corporation to which the Executive shall be duly elected.

      SECTION 2. SCOPE OF EMPLOYMENT. During the Term of Employment, the Executive will:

      (a) Serve in the Designated Offices in accordance with the By-Laws of the Corporation and its subsidiaries;

      (b) Be a full-time employee of the Corporation, devote such amount of his time, attention and energies to the business of the Corporation as is usually required of a full-time employee who serves as an officer of his employer, and diligently and to the best of his ability perform all duties incident to his employment with the Corporation;


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      (c)  Use his best efforts to promote the interest and goodwill of the
           Corporation; and

      (d) Perform such other duties commensurate with the Designated Offices as the Corporation may from time to time assign to him.

         SECTION 3. BASE SALARY. As compensation for the Executive's services under this Employment Agreement, the Corporation shall pay to the Executive a base salary of not less than $120,000.00 per year (the "Base Salary") during the Term of Employment. The Base Salary shall be payable to the Executive in accordance with the normal payroll practices of the Corporation. The amount of the Base Salary may be increased from time to time by the Corporation and, if so increased, shall not thereafter be decreased. The term "Base Salary" does not include any additional compensation or benefits payable pursuant to Section 4 hereof.

         SECTION 4. ADDITIONAL COMPENSATION AND BENEFITS. As additional compensation for the Executive's services under this Employment Agreement, the Corporation shall provide the Executive with the following:

      (a) During the Term of Employment, the Executive shall be entitled, upon satisfaction of any eligibility requirements with respect thereto, to participate in any and all existing or future employee benefit plans or arrangements, including, without limitation, any medical, dental, vision, accidental death and dismemberment, disability, and group term life insurance plans, or retirement plans or arrangements, that are generally made available to the employees of the Corporation (collectively, the "Employee Benefit Plans").

      (b) During the Term of Employment, the Executive shall be entitled to annual vacations in accordance with the Corporation's vacation policy during which time the Base Salary and the additional compensation described in this Section 4 shall continue to be paid to the Executive. Such vacation days shall be taken by the Executive at such times as may be mutually agreed upon by the Executive and the Corporation.

      (c) During the Term of Employment, the Executive shall be authorized to incur reasonable expenses for the purpose of promoting the business of the Corporation, including without limitation, expenses for entertainment, travel and similar items, provided that such expenses are made in accordance with the Corporation's policies. The Corporation shall reimburse the Executive for such expenses upon the presentment by the Executive from time to time of an itemized accounting of such expenses, including receipts where required by federal income tax regulations, setting forth in reasonable detail the individual items for which reimbursement is sought. With respect to automobile travel on behalf of the Corporation, during the Term of Employment, the Corporation shall pay the Executive a reasonable allowance for the use and maintenance of his own automobile in accordance with the Corporation's policies in effect from time to time.


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      (d)  For each fiscal year, commencing with the fiscal year ending June 30,
           2000, the Executive may receive a cash bonus award based upon improvement in the financial results of the Corporation. The amount of the cash bonus award payable for each year shall be determined by the Chief Executive Officer of the Corporation, in his sole discretion. This cash bonus award, if any, shall be paid to the Executive within 60 days after the end of each fiscal year.

         SECTION 5. TERM OF EMPLOYMENT.

      (a) The term "Term of Employment" as used in this Employment Agreement shall mean the period commencing on October 11, 1999 (the date of this Employment Agreement) and ending on the date the Executive's employment with the Corporation is terminated as provided in paragraph (b) below.

      (b) The Corporation shall have the right to terminate the Executive's employment, and to remove the Executive from the Designated Offices, at any time and for any reason, upon written notice of termination given by the Corporation to the Executive. Unless otherwise provided in the notice, any notice of termination given by the Corporation shall be effective immediately upon delivery to the Executive. The Executive shall have the right to terminate his employment with the Corporation, and to resign from the Designated Offices, for any reason, upon written notice of termination given to the Corporation by the Executive. Unless the Corporation agrees otherwise, any notice of termination given by the Executive shall be effective thirty (30) days after delivery of such notice to the Corporation. Upon the termination of the Executive's employment as provided herein, the rights and obligations of the Executive and the Corporation shall be as set forth in Section 6, 7 or 8 hereof, as the case may be.

         SECTION 6. TERMINATION FOR CAUSE.

      (a) If the Executive's employment is terminated by the Corporation for cause (as defined in paragraph (b) below), the Executive shall have no right to receive any compensation or other benefits, except indemnification, for any period after the date of such termination for cause.

      (b) For purposes of this Section 6, termination for cause shall mean termination of the Executive's employment by the Corporation because of: (i) the Executive's conviction for or plea of nolo contendere to any felony or crime involving moral turpitude, (ii) the Executive's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Executive's employment by the Corporation, (iii) the Executive's commission of an act involving intentional misconduct on the part of the Executive in the conduct of his duties hereunder, (iv) the Executive's willful failure to execute lawful policies of the Corporation, (v) chronic alcoholism or any other form of addiction to drugs on the part of the Executive, or (vi) a material breach by the Executive of any material provision of this Employment Agreement.

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         SECTION 7. TERMINATION AS A RESULT OF DEATH, COMPLETE DISABILITY OR
VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive's employment is terminated as a result of the occurrence of one of the following events: (i) the death of the Executive; (ii) the Complete Disability (as hereinafter defined) of the Executive, or (ii) the expiration of thirty (30) days after the Executive delivers his notice of voluntary termination to the Corporation for any reason other than the occurrence of a Benefits Event, then:

      (a) The Corporation shall no longer be obligated to pay to the Executive any portion of the Base Salary, provide the Executive with the additional compensation and benefits referred to in Section 4 hereof, or make any other payment or provide any other benefit to the Executive or his estate pursuant to this Employment Agreement, except as provided in Section 8 hereof, where the reason for the termination is the occurrence of a Benefits Event; and

      (b) The Executive shall be under no further obligation to the Corporation pursuant to this Employment Agreement;

provided, however, that in any such event, the Corporation shall pay to the Executive, or to his estate, any portion of the Base Salary that shall have been earned by the Executive prior to the date of termination but not yet paid, plus twelve (12) months Base Salary in the event the termination is pursuant to clause (i) or (ii) above, and any benefits that have vested in the Executive at the time of such termination as a result of his participation in any of the Employee Benefit Plans shall be paid the Executive, or to his estate or designated beneficiary, in accordance with the provisions of such Employee Benefit Plans; and the Corporation shall reimburse the Executive, or his estate, for any expenses with respect to which the Executive is entitled to reimbursement pursuant to paragraph (c) of Section 4 hereof; and the Executive or his estate shall pay to the Corporation any amount then owed by the Executive to the Corporation, and the Executive's right to indemnification, payment or reimbursement pursuant to Section 9 hereof shall not be affected by such termination and shall continue in full force and effect, both with respect to "proceedings" (as that term is defined in Section 9 hereof) that are threatened, pending or completed at the date of such termination and with respect to "proceedings" that are threatened, pending or completed after that date. Under no circumstances shall the Executive be required, whether by seeking other employment or otherwise, to mitigate the amount of any payment required to be made to the Executive pursuant to this Section 7.

         For purposes of this Employment Agreement, the "Complete Disability" of the Executive shall be deemed to have occurred if:

      (a) As a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been continuously absent from his duties under this Employment Agreement for at least six (6) consecutive months, and


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      (b)  The Corporation shall have given the Executive written notice of the termination of the Executive's employment on account of the Executive's Complete Disability, and

      (c) Thirty (30) days shall have elapsed after the giving of such notice, and

      (d) The Executive shall not have resumed his duties under this Employment Agreement on a full time basis prior to the expiration of such thirty
           (30) day period.

         SECTION 8.   TERMINATION AS A RESULT OF A BENEFITS EVENT.

         8.1 If the Executive's employment is terminated as a result of the occurrence of a Benefits Events (as defined in paragraph 8.3 hereof), then:

      (a) The Corporation shall pay to the Executive severance compensation in an amount equal to twelve (12) months of the greatest of (i) the Base Salary in effect immediately prior to such termination or (ii) the Base Salary in effect immediately prior to the occurrence of the Benefits Event that resulted in such termination. The Corporations shall pay such severance compensation to the Executive in a lump sum no later than thirty (30) days after the date of such termination.

      (b)  The Executive shall continue to be entitled to participate for twelve
           (12) months after the date of such termination in any and all Employee Benefit Plans in which the Executive was entitled to participate immediately prior to the occurrence of the Benefits
           Event that resulted in such termination; provided, however, that the Executive shall not be entitled to continue to participate in the Corporation's disability benefit plans and shall not continue to accrue vacation under the Corporation's vacation policy. In the event that the Executive's participation in any of such Employee Benefit Plans is prohibited by the terms of such Employee Benefit Plans, then, as an alternative to compliance with the first sentence of this paragraph, the Corporation shall provide the Executive with benefits substantially similar to those benefits to which he was entitled under such Employee
           Benefit Plans immediately prior to the occurrence of such Benefits Event and appropriate adjustment shall be made so the after tax value of those benefits to the Executive is substantially similar to the after tax value to him of the benefits to which he would have been entitled under such Employment Benefit Plans if his participation therein were not prohibited.

      (c) The Corporation shall reimburse the Executive, or his estate, for any expenses with respect to which the Executive is entitled to reimbursement pursuant to paragraph (c) of Section 4 hereof.

      (d) The Executive shall be under no further obligation to the Corporation pursuant to this Employment Agreement.


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      (e)  The Executive's right to indemnification, payment or reimbursement pursuant to Section 9 hereof shall not be affected by such termination and shall continue in full force and effect, both with respect to "proceedings" (as that term is defined in Section 9 hereof) that are threatened, pending or completed at the date of such termination, and with respect to proceedings that are threatened, pending or completed after that date.

         8.2 Under no circumstances shall the Executive be required, whether by seeking other employment or otherwise, to mitigate the amount of any payment required to be made to the Executive pursuant to this Section 8.

         8.3 For purposes of this Employment Agreement, the term "Benefits Event" shall mean any one or more of the following events:

      (a) Except for removal for cause, death or Complete Disability as provided in Sections 6 and 7 hereof, any removal of the Executive from, or any failure to elect or re-elect the Executive to, the Designated Offices, except in connection with the Executive's promotion, with his prior written consent, to a higher office (if any) of the Corporation; or

      (b) Except for termination for cause, death or Complete Disability as provided in Sections 6 and 7 hereof, any termination of the Executive's employment by the Corporation; or

      (c) The assignment by the Corporation to the Executive of duties that are inconsistent with the Designated Offices at the time of such assignment, or the removal by the Corporation from the Executive of those duties usually appertaining to the Designated Offices; or

      (d) A material change by the Corporation, without the Executive's prior written consent, in the Executive's responsibilities to the Corporation as such responsibilities existed on the date of this Employment Agreement (or as such responsibilities may thereafter exist from time to time as a result of changes in such responsibilities made with the Executive's prior written consent); or

      (e) A reduction by the Corporation in the amount of the Base Salary as in effect on the date of this Employment Agreement (or as subsequently increased), or the failure of the Corporation to pay such Base Salary to the Executive at the time and in the manner specified in Section 3 hereof; or

      (f) Any change by the Corporation in any Employee Benefit Plan in which the Executive is a participant unless such change occurs pursuant to a program applicable to all employees generally and does not result in a proportionately greater reduction in the right of or benefits to the Executive as compared with other employees generally; or


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      (g)  For a period of more than sixty (60) consecutive calendar days the
           Executive is required by the Corporation to perform a majority of his duties outside the Executive's principal office as of the date of this Employment Agreement; or

      (h) The failure of the Corporation to provide the Executive annually with a number of paid vacation days at least equal to the number of paid vacation days to which the Executive is entitled annually under the vacation policy in effect on the date of this Employment Agreement; or

      (i) The failure of the Corporation to obtain the assumption by any successor to the Corporation of the obligations imposed upon the Corporation under this Employment Agreement, as required by Section 11 hereof; or

      (j) The failure of the Corporation to continue to provide the Executive with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are both commensurate with the Executive's responsibilities to and position with the Corporation; or

      (k) The failure of the Corporation to reimburse the Executive for any expenses with respect to which the Executive is entitled to reimbursement pursuant to paragraph (c) of Section 4 hereof; or

      (l) The Corporation notifies the Executive of its intention not to observe or perform one or more of its obligations under this Employment Agreement; or

      (m) The failure by the Corporation to indemnify, pay or reimburse the Executive at the time and under the circumstances required by Section 9 hereof.

      SECTION 9. INDEMNIFICATION.

      9.1 Definitions. For purposes of this Section 9:

      (a) The term "proceeding" means (i) a civil, criminal, administrative, arbitrative or investigation action, suit or proceeding, (ii) an appeal in such an action, suit or proceeding, or (iii) an inquiry or investigation that could lead to such an action, suit or proceeding, in each case arising out of an action taken, or omitted to be taken, before or after the date of this Employment Agreement.

      (b) The phrase "principal of another enterprise" means (i) a director or officer of a foreign or domestic corporation (other than the Corporation ), (ii) a partner in a partnership, (iii) a venturer in a joint venture, (iv) a member of the management or other similar committee of a partnership or joint venture, (v) a committee member of an employee benefit plan of the Corporation, or (vi) a trustee of any trust created pursuant to an employee benefit plan of the Corporation; and

      (c) The term "expense" includes court costs, attorneys' fees and expenses, expenses of investigation and travel expenses.


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         9.2 Executive's Right to Indemnification and Right to Advanced Payment
or Reimbursement. In addition to any other right to indemnification, payment or reimbursement which the Executive may have, if the Executive is or was, or is or was threatened to be made, a named defendant or respondent in any threatened, pending or completed proceeding because (i) the Executive is or was a director of the Corporation, (ii) the Executive is or was an officer of the Corporation, or (iii) the Executive, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a principal of another enterprise, then the Corporation shall:

         (a) Indemnify the Executive against all judgments, penalties (including, without limitation, excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the Executive in connection with that proceeding, and

         (b) Pay or reimburse, in advance of the final disposition of that proceeding, the reasonable expenses incurred by the Executive in connection with that proceeding.

         9.3 Expenses of the Executive as a Witness. If the Executive, while not a named defendant or respondent therein, appeared as a witness, or otherwise gave testimony, in connection with a pending or completed proceeding because the Executive is or was a director of the Corporation, the Executive is or was an officer of the Corporation, or the Executive, while a director or officer of the Corporation, is or was serving at the request of the Corporation, is or was serving at the request of the Corporation as a principal of another enterprise, then the Corporation shall indemnify the Executive against the reasonable expenses actually incurred by the Executive in connection with such appearance or testimony.

         9.4 Proceedings Brought by or on Behalf of the Corporation. The fact that the proceeding in respect of which the Executive seeks indemnification, payment or reimbursement pursuant to this Section 9 is or was brought by or on behalf of the Corporation shall not diminish or otherwise adversely affect the rights of the Executive under this Section 9. The Corporation hereby acknowledges that this Section 9 may require the Corporation to indemnify, pay or reimburse the Executive in respect of liabilities arising out of proceedings in which the Executive may be adjudged to have acted negligently in any manner, including but not limited to: solely or concurrently negligent, contributory or comparatively negligent, or actively or passively negligent, or to have otherwise breached his duty to the Corporation or its shareholders.

         9.5 Request by the Executive for Indemnification, Payment or Reimbursement. If the Executive wishes to request, or is entitled to claim, indemnification, payment or reimbursement pursuant to this Section 9, the Executive may give notice to the President of the Corporation of the fact of such claim or request. If (i) the Executive gives that notice, (ii) the Executive is entitled to indemnification, payment or reimbursement pursuant to this Section 9, and (iii) the Corporation shall fail to promptly pay to the Executive the full amount to which the Executive shall be entitled pursuant to this Section 9, then the Executive may petition any court of competent jurisdiction to order


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the Corporation to pay that amount to the Executive, and if the court issues such an order, the Corporation shall promptly reimburse the Executive for the expenses actually incurred by the Executive in obtaining that order.

         9.6 Employee Benefit Plans. For purposes of this Section 9, the Executive shall be deemed a "principal of another enterprise" with respect to an employee benefit plan of the Corporation, and to have been requested by the Corporation to serve as such, if the performance by the Executive of his duties as a director or officer of the Corporation also imposes duties on or otherwise involved services by him to such employee benefit plan or to its participants or beneficiaries.

         9.7 Indemnity Not Exclusive. The Executive's right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to any of the foregoing provisions of this Section 9 shall not be deemed exclusive of any other right to reimbursement pursuant to the By-Laws of the Corporation, any contract of insurance, applicable law, any other provision of this Employment Agreement or any other contract, arrangement or understanding.

         SECTION 10. ASSIGNMENT. This Employment Agreement is a personal employment contract and the rights and interest of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated.

         SECTION 11. SUCCESSORS.

         (a) This Employment Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and shall inure to the benefit of and shall be binding upon the Executive and his legal representatives.

         (b) The Corporation shall require any Person who is the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume, by a written agreement in form and substance satisfactory to the Executive, all of the obligations of the Corporation under this Employment Agreement.

         (c) For purposes of this Section 11, the term "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         SECTION 12. ENTIRE AGREEMENT. This Employment Agreement, which contains the entire contractual understanding between the parties with respect to the subject matter hereof, may not be changed orally but only by a written instrument signed by the Executive and the Corporation. This Employment Agreement supercedes and replaces any prior agreement relating in any way to the subject matter hereof.

         SECTION 13. GOVERNING LAW. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Texas.


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         SECTION 14. ATTORNEYS' FEES. In the event that either the Corporation or the Executive commences a legal action to declare the meaning of or enforce any provision of this Employment Agreement, the prevailing party in such action shall be entitled to an award of its reasonable attorneys' fees and costs.

         SECTION 15. WAIVER. The waiver of any breach of any term or condition of this Employment Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition of this Employment Agreement.

         SECTION 16. SEVERABILITY. In the event any provision of this Employment Agreement is found to be unenforceable or invalid, such provision shall be severable from this Employment Agreement and shall not affect the enforceability or validity of any other provision of this Employment Agreement.

         SECTION 17. NOTICES. Any notices or other communications required or permitted under this Employment Agreement shall be sufficiently given if personally delivered, sent by registered or certified U.S. mail, postage prepaid, or sent by facsimile transmission, as follows:

         (a)  If to the Executive, addressed to:

                  Bryan D. Reed
                  2903 Champlin Court
                  Richardson, TX 75082

         (b) If to the Corporation, addressed to:

                  William J. Shaw
                  President and Chief Executive Officer
                  Thousand Trails, Inc.
                  2711 LBJ Freeway, Suite 200
                  Dallas, Texas  75234
                  FAX:  (972) 488-5085

or, in each case, to such other address as the party to whom or to which such notice or other communication is to be given shall have specified in writing to the other party, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or transmitted.

         Executed as of the date first written above.

                                               THOUSAND TRAILS, INC.


                                               By: /s/ WILLIAM J. SHAW
                                                   ----------------------------
                                                   William J. Shaw
                                                   President and Chief Executive
                                                   Officer



                                               EXECUTIVE

                                                   /s/ BRYAN D. REED
                                                   ----------------------------
                                                   Bryan D. Reed



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